EXHIBIT 32.1

Certification of Principal Executive Officer,

Principal Financial Officer and Principal Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Thunder Energies Corporation, (the “Company”) on Form 10-Q for the period ending March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Ruggero M. Santilli, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

THUNDER ENERGIES CORPORATION

/s/: Dr. Ruggero M. Santilli

Dr. Ruggero M. Santilli

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

May 10, 2019